Exhibit 10.1

THIRD AMENDMENT

THIRD AMENDMENT, dated as of May 16, 2013 (this “Amendment”), to the Credit Agreement, dated as of November 15, 2010 (as amended from time to time, the “Credit Agreement”), among UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and the Arranger (as defined below) are parties to the Credit Agreement;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, Section 10.1 of the Credit Agreement permits amendment with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class with a replacement term loan tranche (“Replacement Term Loans”) thereunder;

WHEREAS, the Borrower desires to create a new tranche of term loans consisting of Tranche B-1 Term Loans (as defined in Section 1 hereto) which shall, except with respect to the definition of “ABR”, “Eurodollar Base Rate, “Applicable Margin” and the amendment to Section 2.10(a) of the Credit Agreement referred to below, have identical terms as the Tranche B Term Loans and be in a like principal amount as the outstanding Tranche B Term Loans and the proceeds of which will be used to refinance all of the Tranche B Term Loans all as more fully set forth in Section 1;

WHEREAS, upon the effectiveness of this Amendment, each Tranche B Term Lender that shall have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Consent”) under the “Cashless Settlement Option” (each, a “Cashless Option Lender”) shall be deemed to have exchanged all of its Tranche B Term Loans (which Tranche B Term Loans shall thereafter no longer be deemed to be outstanding) for Tranche B-1 Term Loans in the same aggregate principal amount as such Tranche B Term Lender’s Tranche B Term Loans, and such Tranche B Term Lender shall thereafter become a Tranche B-1 Term Lender;

WHEREAS, upon the effectiveness of this Amendment, each Additional Tranche B-1 Term Lender will make Additional Tranche B-1 Term Loans to the Borrower in Dollars in the amount set forth next to its name on a schedule on file with Bank of America, N.A. (in its capacity as the arranger of the Tranche B-1 Term Loans, the “Arranger”) and provided to the Administrative Agent and approved by the Borrower (the “Allocation Schedule”), the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Tranche B Term Loans that are not exchanged for Tranche B-1 Term Loans, as well as prepay Tranche B Term Loans from Tranche B Term Lenders that execute and deliver a Consent under the “Post-Closing Settlement Option” (each, a “Post-Closing Option Lender”); and the Borrower shall pay to each Tranche B Term Lender all accrued and unpaid interest on the Tranche B Term Loans to, but not including, the date Third Amendment Effective Date;

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1. Amendments. The Credit Agreement is hereby amended effective as of the Third Amendment Effective Date as follows:

(a) The following defined terms shall be added to Section 1.1 of the Credit Agreement:

“Additional Tranche B-1 Term Loan” shall mean a Term Loan in Dollars that is made pursuant to Section 2.1(e)(ii) on the Third Amendment Effective Date.

“Additional Tranche B-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-1 Term Lender, the commitment of such Additional Tranche B-1 Term Lender to make Additional Tranche B-1 Term Loans on the Third Amendment Effective Date, in an amount set forth on the Allocation Schedule. The aggregate amount of the Additional Tranche B-1 Term Loan Commitments shall equal the outstanding principal amount of Tranche B Term Loans of Non-Consenting Tranche B Term Lenders and the Post-Closing Option Lenders.

“Additional Tranche B-1 Term Lender” shall mean a Person with an Additional Tranche B-1 Term Loan Commitment on the Third Amendment Effective Date.

“Allocation Schedule” shall have the meaning assigned to such term in the Third Amendment.

“Cashless Option Lender” shall have the meaning assigned to such term in the Third Amendment.

“Consent” shall mean a consent to the Third Amendment substantially in the form of Exhibit A to the Third Amendment.

“Non-Consenting Tranche B Term Lender” shall mean each Tranche B Term Lender that did not execute and deliver a Consent on or prior to the Third Amendment Effective Date.

“Post-Closing Option Lender” shall have the meaning assigned to such term in the Third Amendment.

“Repricing Transaction”: (a) any prepayment of the Tranche B-1 Term Loans using proceeds of Indebtedness incurred by the Borrower from a substantially concurrent incurrence of syndicated term loans for which the interest rate payable thereon on the date of such prepayment is lower than the Eurodollar Rate on the date of such prepayment plus the Applicable Margin with respect to the Tranche B-1 Term Loans on the date of such prepayment, provided that the primary purpose of such prepayment is to refinance Tranche B-1 Term Loans at a lower interest rate or (b) any repricing of the Tranche B-1 Term Loans pursuant to an amendment hereto resulting in the interest rate payable thereon on the date of such amendment being lower than the Eurodollar Rate on the date of such amendment plus the Applicable Margin with respect to the Tranche B-1 Term Loans on the date of such amendment.

“Third Amendment” shall mean that certain Third Amendment to this Agreement, dated as of May 16, 2013, by and among the Borrower, the Guarantors, the Administrative Agent and Bank of America, N.A.

“Third Amendment Effective Date” shall mean May 16, 2013, the first Business Day on which all conditions precedent set forth in Section 2 of the Third Amendment are satisfied.

“Tranche B-1 Term Loan” shall mean, collectively, (i) a Term Loan in Dollars made pursuant to Section 2.1(e)(i) on the Third Amendment Effective Date and (ii) each Additional Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Commitment” shall mean, collectively (i) with respect to a Tranche B Term Lender, the agreement of such Tranche B Term Lender to exchange its Tranche B Term Loans for an equal aggregate principal amount of Tranche B-1 Term Loans on the Third Amendment Effective Date, as evidenced by such Tranche B Term Lender executing and delivering a Consent and (ii) the Additional Tranche B-1 Term Loan Commitments.

“Tranche B-1 Term Lender” shall mean, collectively, (i) each Tranche B Term Lender that executes and delivers a Consent on or prior to the Third Amendment Effective Date and (ii) each Additional Tranche B-1 Term Lender.

(b) Section 1.1 of the Credit Agreement is hereby amended by (i) deleting “, provided, however, that notwithstanding the rate calculated in accordance with the foregoing, at no time shall the ABR for the Tranche B Term Loans be deemed to be less than 2.00%” in the definition of “ABR”, (ii) deleting:

	ABR Loans	Eurodollar Loans

Tranche B Term Loans	2.00%	3.00%

and replacing it with:

	ABR Loans	Eurodollar Loans

Tranche B-1 Term Loans	1.25%	2.25%

in the definition of “Applicable Margin”, (iii) deleting “provided further that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the First Amendment Effective Date, the Applicable Margin with respect to the Tranche B Term Loans will be determined pursuant to the Applicable Pricing Grid;” in the definition of “Applicable Margin”, (iv) deleting:

Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Loans that are Tranche B Term Loans	Applicable Margin for ABR Loans that are Tranche B Term Loans
I	<3.25 to 1.00	2.75%	1.75%
II	≥ 3.25 to 1.00	3.00%	2.00%

in the definition of “Applicable Pricing Grid” and (v) deleting “Notwithstanding the rate calculated in accordance with the foregoing, at no time shall the Eurodollar Base Rate for the Tranche B Term Loans be deemed to be less than 1.00%.” in the definition of “Eurodollar Base Rate”.

(c) Section 2.1 of the Credit Agreement is hereby amended by adding the following clause (e) to such Section.

“(e) (i) Each Cashless Option Lender severally agrees to exchange its Tranche B Term Loan for a like principal amount of Tranche B-1 Term Loans on the Third Amendment Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the Eurodollar Rate thereunder) prior to any exchange of Tranche B Term Loans for Tranche B-1 Term Loans shall remain in effect following any such exchange. For the avoidance of doubt, no amounts shall be due under Section 2.20 hereof in connection with such exchange pursuant to this Section 2.1(e)(i).

(ii) Each Additional Tranche B-1 Term Lender severally agrees to make Additional Tranche B-1 Term Loans in Dollars to the Borrower on the Third Amendment Effective Date in a principal amount not to exceed its Additional Tranche B-1 Term Loan Commitment on the Third Amendment Effective Date. The Borrower shall prepay all Tranche B Term Loans of Non-Consenting Tranche B Term Lenders and Post-Closing Option Lenders with the gross proceeds of the Additional Tranche B-1 Term Loans. The Interest Period then in effect (and the Eurodollar Rate thereunder) for the Tranche B Term Loans of Non-Consenting Tranche B Term Lenders shall remain in effect for the Additional Tranche B-1 Term Loans following any such repayment.

(iii) The Borrower shall pay all accrued and unpaid interest on the Tranche B Term Loans to the Tranche B Term Lenders to, but not including, the Third Amendment Effective Date on such Third Amendment Effective Date.

(iv) The Tranche B-1 Term Loans shall have the same terms as the Tranche B Term Loans as set forth in the Credit Agreement and Loan Documents, except as modified by the Third Amendment. For avoidance of doubt, the Tranche B-1 Term Loans, except as set forth in Third Amendment, shall have the same rights and obligations under the Credit Agreement and Loan Documents as the Tranche B Term Loans.”

(d) Section 2.10(a) of the Credit Agreement is hereby amended by adding the following:

“Notwithstanding anything to the contrary in this Section 2.10(a), any prepayment or repricing of the Tranche B-1 Term Loans effected on or prior to the six month anniversary of the Third Amendment Effective Date as a result of a Repricing Transaction shall be accompanied by a fee equal to 1.00% of the principal amount of Tranche B-1 Term Loans prepaid or repriced, unless such fee is waived by the applicable Tranche B Term Lender. If in connection with a Repricing Transaction on or prior to such six month anniversary any Lender is replaced as a result of its being a Non-Consenting Lender in respect of such Repricing Transaction pursuant to Section 2.22, such Lender shall be entitled to the fee provided under this Section 2.10(a).”

(e) Section 2.11 of the Credit Agreement is hereby amended by adding to the end of such Section new clause (e) as follows:

“(e) Notwithstanding anything to the contrary contained in Section 2.10 and this Section 2.11, 100% of the proceeds of all Additional Tranche B-1 Term Loans shall be used to repay Tranche B Term Loans of the Non-Consenting Tranche B Term Lenders.”

(f) All references to “Tranche B Term Loan”, “Tranche B Term Commitment”, “Tranche B Term Lender”, “Tranche B Maturity Date” (except any such references appearing in the provisions of clauses (a), (b), (c) and (e) of Section 1 of this Amendment, the preamble to the Credit Agreement, and Section 2.1(e) of the Credit Agreement) in the Credit Agreement and the Credit Documents shall be deemed to be references to “Tranche B-1 Term Loan”, “Tranche B-1 Term Loan Commitment”, “Tranche B-1 Term Lender”, “Tranche B-1 Term Loan Maturity Date”, respectively.

2. Effectiveness. This Amendment shall become effective as of the date (the “Third Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a) The Administrative Agent and the Arranger shall have received each of the following, dated as of the Third Amendment Effective Date (unless otherwise agreed to by the Arranger and the Administrative Agent), in form and substance satisfactory to the Arranger and the Administrative Agent:

(i) (A) from each Tranche B Term Lender with a Tranche B-1 Term Loan Commitment and from Additional Tranche B-1 Term Lenders having Additional Tranche B-1 Term Loan Commitments equal in principal amount to the amount of Tranche B Term Loans held by Non-Consenting Tranche B Term Lenders and Post-Closing Option Lenders, (B) from the Administrative Agent, (C) from the Arranger and (D) from the Borrower and each Guarantor, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(ii) the legal opinion of (A) the Borrower’s general counsel, or other counsel reasonably acceptable to the Administrative Agent and (B) Fulbright & Jaworski LLP, counsel to the Borrower and its Subsidiaries; and

(iii) the fee letter in connection with the Third Amendment executed by the Borrower and the Arranger.

(b) Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

(c) No Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date or after giving effect to the amendments contemplated herein and the extensions of credit requested to be made on the Third Amendment Effective Date.

(d) All governmental and third party approvals necessary in connection with the transactions contemplated hereby and by the Credit Agreement shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the financing contemplated hereby.

(e) The Lenders, the Arranger and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented on or before the Third Amendment Effective Date.

(f) The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, certifying that the Borrower and its Subsidiaries, on a consolidated basis after giving effect to the incurrence of all Indebtedness in connection herewith on the Third Amendment Effective Date, are Solvent.

(g) The Administrative Agent shall have received, at least 5 days prior to the Third Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, previously requested by the Administrative Agent.

(h) The Borrower shall have paid to all Tranche B Term Lenders on the Third Amendment Effective Date, simultaneously with the making of Tranche B-1 Term Loans under the Credit Agreement, all accrued and unpaid interest on the Tranche B Term Loans to, but not including, the Third Amendment Effective Date.

3. Ratification by Guarantors. Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein. Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s guarantee shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s guarantee, the Collateral Agreement or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects as of the Third Amendment Effective Date. Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 9. Each of the Guarantors hereby further acknowledges that the Borrower, the Administrative Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or waivers of any provision of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s guarantee or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s guarantee.

4. Effect. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain unamended and not waived and shall continue to be in full force and effect.

5. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

6. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Integration. This Amendment and the other Loan Documents represent the agreement of the Loan Parties, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

UNIVERSAL HEALTH SERVICES, INC.[1]

By:	/s/ Steve Filton
	Name:	Steve Filton
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	Dawn L. LeeLum
	Name:	Dawn L. LeeLum
	Title:	Executive Director

BANK OF AMERICA, N.A., as Arranger and Additional Tranche B-1 Term Lender

By:	Matthew N. Tugwell
	Name:	Matthew N. Tugwell
	Title:	Director

[1]	All Loan Parties to sign Amendment.

Exhibit A

CONSENT TO THIRD AMENDMENT

May     , 2013

CONSENT (this “Consent”) to Third Amendment (“Amendment”) to the Credit Agreement, dated as of November 15, 2010 (as amended from time to time, the “Credit Agreement”), among UNIVERSAL HEALTH SERVICES, INC., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and the other agents party thereto. Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Credit Agreement (as amended by the Amendment).

Existing Lenders of Term Loans

[INSERT NAME OF LENDER] hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

☐	Cashless Settlement Option

to convert 100% of the outstanding principal amount of the Tranche B Term Loans held by such Lender (or such lesser amount allocated to such Lender by the Arranger) into a Tranche B-1 Term Loans in a like principal amount.

☐	Post-Closing Settlement Option

to have 100% of the outstanding principal amount of the Tranche B Term Loans held by such Lender prepaid on the Third Amendment Effective Date and purchase by assignment the principal amount of Tranche B-1 Term Loans committed to separately by the undersigned (or such lesser amount allocated to such Lender by the Arranger).

[LENDER]

By:

Name:
Title: